Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO WAREHOUSING
CREDIT AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of August 30, 2013, by and among WALKER & DUNLOP, LLC (the “Borrower”), BANK OF AMERICA, N.A., as credit agent (the “Credit Agent”), and the lenders party hereto (the “Lenders”).

R E C I T A L S

The Borrower, the Credit Agent, and the Lenders are parties to, among other documents, instruments, and agreements, that certain Warehousing Credit and Security Agreement dated as of September 4, 2012 (as amended, supplemented, or otherwise modified to the date hereof, the “Loan Agreement”).

Capitalized terms used in this Amendment without definition have the meanings specified therefor in the Loan Agreement.

The Borrower, the Credit Agent and the Lenders desire to further amend the Loan Agreement on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments.  Effective on the Effective Date (as hereafter defined), the Loan Agreement is hereby amended as follows:

(a)                                 Clause (a) of Section 1.3 is hereby amended by replacing the date “September 3, 2013” where it appears therein with the date “September 2, 2014.”

(b)                                 Section 3.6(a) is hereby amended by replacing the time “2:00 P.M.” in both places where it appears therein with “4:00 P.M.”

(c)                                  Exhibit B FNMA/DUS, Exhibit B FHA/GNMA-WD, and Exhibit B Freddie Mac Program Plus Loans are each hereby amended by eliminating the requirement that the Borrower furnish the Credit Agent with a copy of UCC financing statements to be filed by the Borrower against the mortgagor of proposed Pledged Loans.

(d)                                 For the avoidance of doubt, the current Exhibit N to the Loan Agreement (Investors) is attached hereto as Exhibit N, which Exhibit N remains subject to all applicable provisions of the Loan Agreement, including the definition of “Investor.”

2.                                      Acknowledgments by Borrower.  The Borrower acknowledges, confirms and agrees that:

(a)                                 This Amendment is a Loan Document.  From and after the Effective Date, all references to the Loan Agreement in any Loan Document shall be to the Loan Agreement as amended by this Amendment and as it from time to time hereafter may be amended, supplemented, restated, or otherwise modified.

(b)                                 Except as provided herein, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, and the Borrower hereby (x) ratifies, confirms and reaffirms all and singular of the terms and conditions of the Loan Agreement and the other Loan Documents, and (y) represents and warrants that:

(i)                                     No Default or Event of Default exists as of the date the Borrower executes this Amendment, and no Default or Event of Default will exist as of the Effective Date.

(ii)                                  The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, and will be true and correct as of the Effective Date, except as to (A) matters which speak to a specific date, (B) changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement, and (C) as reflected in the updated Exhibits annexed to this Amendment.

(iii)                               The Borrower has the power and authority and legal right to execute, deliver and perform this Amendment, has taken all necessary action to authorize the execution, delivery, and performance of this Amendment, and the person executing and delivering this Amendment on behalf of the Borrower is and will be duly authorized to do so.

(iv)                              This Amendment has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(v)                                 Exhibits E, F, G, and J attached hereto are true, correct, and complete updates as of the Effective Date of the corresponding Exhibits to the Loan Agreement.

(c)                                  In addition to all other expense payment and reimbursement obligations of the Borrower under the Loan Agreement and other Loan Documents, the Borrower will, promptly following the receipt of an appropriate invoice therefor, pay or reimburse the

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Credit Agent and each Lender for all of their respective reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) incurred  in connection with the preparation of this Amendment and any other documents in connection herewith and any prior matters involving the Loan.

(d)                                 The Borrower does not have any offsets, defenses, claims, counterclaims or causes of action of any kind or nature against the Credit Agent or any Lender with respect to any of its liabilities and obligations to the Credit Agent or any Lender, and, in any event, the Borrower specifically waives, releases, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action of whatever kind or nature, whether known or unknown, at law or in equity, which it has or may have, from the beginning of the world to both the date hereof and the Effective Date, against the Credit Agent, or any Lender or their respective current or former Affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter related to the Loan, the Obligations, the Loan Agreement, any other Loan Documents, or the administration thereof.

3.                                      Conditions Precedent.  This Amendment shall be effective upon the satisfaction by the Borrower of, or written waiver by the Credit Agent and the Lenders of, the following conditions, and any other conditions set forth in this Amendment, by no later than 4:00 p.m. (Boston time) on the date of this Amendment, as such time and date may be extended in writing by the Credit Agent and the Lenders, in their sole discretion (with the date, if at all, by which such conditions have been satisfied or waived being referred to herein as, the “Effective Date”), failing which this Amendment and all related documents shall be null and void at the option of the Credit Agent and the Lenders:

(a)                                 Delivery by the Borrower to the Credit Agent and each Lender of the following:

(i)                                     This Amendment, duly executed by the Borrower, the Credit Agent and each Lender.

(ii)                                  Such certificates of resolutions or other actions, incumbency certificates and/or other certificates of an authorized officer of the Borrower as the Credit Agent may require evidencing (A) the authority of the Borrower to enter into this Amendment and any other documents to be executed and delivered in connection herewith, and (B) the identity, authority and capacity of each officer of the Borrower authorized to act on its behalf in connection with this Amendment and the other Loan Documents.

(iii)                               A copy of the Borrower’s certificate of formation and limited liability company agreement, as amended and in effect on the Effective Date, certified by an appropriate officer of the Borrower.

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(iv)                              An opinion of counsel to the Borrower in form and substance satisfactory to the Credit Agent.

(v)                                 Fee letters (the “Amendment Fee Letters”) setting forth certain fees to be paid by the Borrower, duly executed by the Borrower.

(vi)                              Such other documents as the Credit Agent or any Lender reasonably may require, duly executed and delivered.

(b)                                 The Borrower shall have paid to the Credit Agent all fees due on or before the Effective Date pursuant to the Amendment Fee Letters.

(c)                                  No Default or Event of Default shall have occurred and be continuing, or will be caused by or result from the Borrower’s execution and delivery of this Amendment and the documents, instruments, and agreements related hereto, or the performance by the Borrower of its obligations hereunder or thereunder.

(d)                                 The representations and warranties of the Borrower contained in this Amendment or in any document, instrument, or agreement delivered or to be delivered in connection with this Amendment (i) shall have been true and correct in all material respects (other than those which contain a materiality qualifier, which shall be true and correct in all respects) on the date that such representations and warranties were made  (except for those which expressly relate to an earlier date, which shall be true and correct as of such earlier date), and (ii) shall be true and correct in all material respects (other than those which contain a materiality qualifier, which shall be true and correct in all respects) on the Effective Date as if made on and as of such date (except for those which expressly relate to an earlier date, which shall be true and correct as of such earlier date).

4.                                      Miscellaneous.

(a)                                 This Amendment shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles) as an instrument under seal.

(b)                                 This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as originals, but each party nevertheless shall deliver originally signed counterparts of this Amendment to each other party, upon request.

(c)                                  This Amendment constitutes the complete agreement among the Borrower, the Credit Agent, and the Lenders with respect to the subject matter of this Amendment and supersedes all prior agreements and understanding relating to the subject

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matter of this Amendment, and may not be modified, altered, or amended except in accordance with the Loan Agreement.

(d)                                 Time is of the essence with respect to all aspects of this Amendment.

[Remainder of page intentionally left blank]

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Executed as a sealed instrument as of the date first above written.

WALKER & DUNLOP, LLC

By	/s/ Stephen Theobald
Name:	Stephen Theobald
Title:	EVP, CFO & Treasurer

BANK OF AMERICA, N.A., as Credit Agent and a Lender

By	/s/ David M. Craig
Name:	David M. Craig
Title:	Sr. Vice President

TD BANK, N.A., as a Lender

By	/s/ Richard F. Hay
Name:	Richard F. Hay
Title:	Vice President

[Signature page to Fifth Amendment to Warehousing Credit and Security Agreement]

Exhibit E

Master Credit Facilities

Borrower	Commitment	UPB
Name	Amount	as of June 30, 2013
Milestone	$322,113,900.00	$233,051,963.00

UDR	$250,000,000.00	$232,661,551.00

Benchmark Investments X LLC	$549,000,000.00	$451,723,590.00

ECI Properties Inc	$100,808,000.00	$83,321,031.66

E-1

Exhibit F

Subsidiaries of Walker & Dunlop, LLC

Subsidiary Name	Address	Jurisdiction of Organization	Foreign Qualifications	Percentage of Ownership Interests Held
W&D Balanced Real Estate Fund I GP, LLC	7501 Wisconsin Avenue Suite 1200 Bethesda, MD 20814-6531	Delaware	None	100%

Walker & Dunlop Capital, LLC	7501 Wisconsin Avenue Suite 1200 Bethesda, MD 20814-6531	Massachusetts	Alabama, Florida, Maryland, Massachusetts, Pennsylvania, Rhode Island	100%

ARA Finance LLC	7501 Wisconsin Avenue Suite 1200 Bethesda, MD 20814-6531	Delaware	Massachusetts, California	50% (through Walker & Dunlop Capital, LLC)

F-1

Exhibit G

Assumed Names

None.

G-1

Exhibit J

Lines of Credit

Credit Agreement, dated as of September 4, 2012, among Walker & Dunlop, Inc., as borrower, Walker & Dunlop Multifamily, Inc., Walker & Dunlop, LLC and Walker & Dunlop Capital, LLC (formerly known as CWCapital LLC), as guarantors, and Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto, as amended.

Amended and Restated Warehousing Credit and Security Agreement, dated as of June 25, 2013, by and among Walker & Dunlop, LLC, as borrower, Walker & Dunlop, Inc., as guarantor, the lenders party thereto, and PNC Bank, National Association, as administrative agent for such lenders, which has a warehousing credit limit of $650,000,000.

J-1

EXHIBIT N

List of Approved Investors

As of August 30, 2013

AFL CIO Housing Investment Trust

Amherst Securities Group (provided that the aggregate amount of obligations of Amherst Securities Group under all outstanding Purchase Commitments shall not exceed, at any time, $25,000,000)

Bank of America Securities

Barclays Capital

BB&T Securities

BMO Capital Markets Group

BNP Paribas

Cantor Fitzgerald & Co

Citigroup/Smith Barney Securities

Credit Suisse Securities

Deutsche Securities

Duncan-Williams, Inc.

Fannie Mae

Freddie Mac

Goldman Sachs Securities

Jefferies & Co.

JP Morgan Securities Inc.

KeyBank

MLPF&S

N-1

Mizuho Securities USA, Inc.

Morgan Stanley Securities

Nomura Securities

Oppenheimer

Piper Jaffray & Co.

PNC Bank/PNC Capital Markets

Raymond James & Co.

RBC Securities

RBS Securities

Red Capital Markets (Limited to GNMA purchases; provided that the aggregate amount of obligations of Red Capital Markets under all outstanding Purchase Commitments shall not exceed, at any time, $15,000,000)

Sandler O’Neill Partnership (provided that the aggregate amount of obligations of Sandler O’Neill Partnership under all outstanding Purchase Commitments shall not exceed, at any time, $25,000,000)

SunTrust Robinson Humphrey, Inc

Stephens Inc.

UBS Securities

Wells Fargo Securities

N-2